                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): February 22, 2000

                       COMMISSION FILE NUMBER 000-26537

                               ALLSCRIPTS, INC.
            (Exact name of registrant as specified in its charter)

          Delaware                                        36-3444974
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                        Identification No.)

               2401 Commerce Drive, Libertyville, Illinois 60048
             (Address of principal executive offices and zip code)

                                (847) 680-3515
             (Registrant's telephone number, including area code)

                                     None
         (Former name or former address, if changed since last report)

Item 5. Other Events

     This report is being filed to correct certain share and per share financial data for the full year ended December 31, 1999 reported by Allscripts, Inc. in its report on Form 8-K filed on February 7, 2000. Allscripts' previously reported results of operations for the fourth quarter of 1999 that were also included in that report were correct and are unchanged.

     The correction of an inadvertent miscalculation of the number of weighted average shares of common stock deemed to be outstanding for the full year ended December 31, 1999 resulted in the changes in the share and per share data set forth in the table below. The loss from continuing operations (including accretion and accrued dividends on preferred shares), income from discontinued operations, and net loss attributable to common shareholders for the year ended December 31, 1999 are unchanged from amounts previously reported.


                                                                                            As Previously
                                                                         As Amended            Reported
                                                                         ----------         -------------
Per share data--basic and diluted:
     Loss from continuing operations (including accretion
       and accrued dividends on preferred shares)                        $    (1.20)         $    (1.59)
     Income (loss) from discontinued operations                                0.04                0.06
     Gain from sale of discontinued operations                                 0.25                0.32
                                                                         ----------         -----------
     Net loss attributable to common shareholders                        $    (0.91)         $    (1.21)
                                                                         ==========          ==========

Weighted average shares of common stock outstanding used
     in computing basic and diluted net loss per share                       14,718              11,082
                                                                         ==========         ===========

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   ALLSCRIPTS, INC.

                                   By: /s/ John G. Cull
                                       -----------------
                                       John G. Cull
                                       Senior Vice President, Finance

Dated: February 22, 2000